Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds
Government Securities Income Fund--Monthly Payment U.S. Treasury Series--5

We consent to the use in this Post-Effective Amendment No. 12 to Registration Statement No. 33-19689 of our opinion dated January 2, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 10, 2001